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                                                                 EXHIBIT 10.1(d)

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of October ____, 1998, by and between CLINTRIALS RESEARCH INC., a Delaware corporation (the "Company"), and S. COLIN NEILL (the "Executive").

         WHEREAS, the Company desires to employ the Executive and the Executive is willing to serve as an employee of the Company, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

         Section 1. Employment; Term.

         (a) Duties. During the Term of Employment, as defined in Section 2 hereof, the Company shall employ the Executive and the Executive shall perform services for the Company as the Senior Vice President and Chief Financial Officer on the terms and conditions set forth in this Agreement. The Executive shall be responsible to the Chairman of the Board of Directors of the Company (the "Board") and the Chief Executive Officer for such duties as are assigned to Executive from time to time.

         The Executive shall devote his full business time, attention and efforts to the performance of services for the Company, its affiliates and subsidiaries; provided, however, that nothing in this Agreement shall preclude the Executive from engaging in charitable and company affairs, managing his personal investments serving as a member of boards of directors of other business companies, as the Board may from time to time agree, to the extent that such activities do not inhibit or impair the performance of the Executive's duties under this Agreement, or conflict or compete (as provided in Section 9 hereof) with the business of the Company, its subsidiaries and affiliates.

         (b) Term. The term of this Agreement shall be the period of _____ commencing on _______ (the Effective Date); provided, that commencing on the first anniversary of the Effective Date and on each subsequent anniversary, the term of this agreement shall automatically be extended for an additional year, unless, not later than 60 days before each such anniversary, either party provides notice to the other party of an intention not to extend, and provided further, that this Agreement may be sooner terminated pursuant to Section 5 hereof.

         Section 2. Cash Compensation and Stock Options.

         (a) Base Salary. The Executive shall receive, as compensation for his duties and obligations to the Company, a monthly salary of _______ payable semi-monthly or in accordance with the Company's payroll practice. The Board shall review the salary annually, and in light of such review, may, in its discretion, increase such base salary taking into account any change in Executive's responsibilities, performance by Executive, and other pertinent factors. Such base salary is referred to as the "Base Salary."

         (b) Annual Bonus. The Executive shall be eligible for an annual bonus for each fiscal year of the Company in the discretion of the Board.

         (c) Company Stock Option. In contemplation of this Agreement, the Company has granted to the Executive a non-qualified stock option (the "Company Stock Option") to acquire _____ shares of common shares of the Company, pursuant to the Company's 1989 Stock Option Plan at an exercise price established and approved by the Board. The Company Stock Option shall vest 25% per year commencing on _________ and as specified by the Plan. Further, any Stock Options granted to the Employee will be fully vested upon a Change of Control, whether or not the Employee is terminated, notwithstanding any previously stated vesting restrictions but subject to expiration or termination pursuant to the governing stock option plan.

         Section 3. Other Benefit and Compensation Programs and Plans.

         (a) Employee Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all employee benefit programs of the Company in effect from time to time for senior executive officers, including without limitation, group medical, dental and life insurance, 401(k) Profit Sharing, pension and other



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retirement plans, profit sharing plans, group life insurance, hospitalization, medical and dental coverage and long-term disability insurance.

         (b) Executive Compensation Plans. In addition to the compensation and the Company Stock Option provided for in Section 2 hereof and the employee benefit programs provided for in paragraph (a) of this Section, the Executive, subject to meeting the eligibility provisions thereunder, shall be entitled to participate in Company executive compensation plans, which may be in effect or as they may be modified or added to by the Company from time to time, including, without limitation, long-term incentive plans, deferred compensation plans, supplemental retirement plans and stock option and other stock based plans.

         (c) Vacations and Sick Leave. The Executive shall be entitled to ______ weeks vacation and sick leave in accordance with the Company's policies in effect from time to time.

         (d) Expenses. The Executive is authorized to incur reasonable expense in carrying out his duties and responsibilities under this Agreement, including expenses for travel and similar items related to such duties and responsibilities, in accordance with the Company's established policies. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of a written itemized account of such expenditures.

         Section 4. Directors' and Officers' Liability.

         The Company shall indemnify Executive and provide Executive with directors' and officers' liability coverage and shall maintain the indemnification and directors' and officers' liability insurance coverage, in each case, at levels of coverage and protection no less favorable than that provided by the Company for any director or officer of the Company, as applicable. The directors' and officers' coverage and indemnification provided herein shall continue, as to Executive, throughout the period of any applicable statute of limitations subject, with respect to insurance coverage, to availability of such insurance at commercially reasonable rates.

         Section 5. Termination.

         (a) For purposes of this Agreement "Cause" shall mean (A) the Executive is arrested for, convicted of, or has plead guilty or nob contendere to, a felony; (B) the willful and continued failure by the Executive to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for performance is delivered to the Executive by the Company which specifically identifies the manner in which the Company believes the Executive has not performed his duties; (C) the Executive engages in conduct that constitutes neglect or willful misconduct in carrying out his duties under this Agreement; (D) material breach of this Agreement by the Executive; or (E) the Executive's breach of fiduciary duty to the Company. The Executive shall have 30 days to address the Company Board and to effect a cure if possible for any alleged breach of duty.

         In the event of termination of the Executive's employment by the Company for Cause, the Executive shall only be entitled to:

                  (i) any accrued but unpaid Base Salary through his date of termination;

                  (ii) any earned but unpaid bonus from a prior fiscal year;

                  (iii) reimbursement of reasonable business expenses incurred prior to the date of termination; and

                  (iv) other or additional benefits, if any, in accordance with the applicable employee benefit programs of the Company referred to in
         Section 3(a).

         (b) Death, Retirement or Disability. In the event of the death, Retirement or Disability (as such terms are defined below) of the Executive, the Executive's employment shall be terminated as of the date of such death, Retirement or Disability, and the Executive, or the Executive's estate or legal representative, as appropriate, shall be entitled to the amounts referred to in paragraph (a) of this Section.

         For purposes of this Agreement:

                  (i) "Disability" shall mean "total and permanent disability", as defined in the Company's long term disability plan for senior executives (or such other Company-provided long-term disability benefit plan sponsored by the Company in which



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Executive participates at the time the determination of Disability is made) (the
"Disability Plan"); provided, however, that no termination of the employment of Executive for Disability shall become effective (x) prior to the expiration of six (6) months after the date the Executive first incurs the condition giving rise to the Disability or (y) while the Executive is substantially performing the regular duties associated with his employment hereunder.

                  (ii) "Retirement" shall mean a voluntary decision by the Executive to retire at any time after attaining age 60.

         (c) Termination Without "Cause" or for "Good Reason" (as such term is defined below). If the Company should terminate the Executive's employment for any reason other than for Cause, or in the event the Executive terminates employment for Good Reason, the Company shall pay the Executive, in a lump sum within ten (10) days following his termination of employment, an amount equal to the Executive's highest Base Salary during the 12-month period prior to his termination of employment. The Executive shall also be entitled to:

                  (i) the amounts referred to in paragraph (a) of this Section;

                  (ii) continued participation in the medical, dental, hospitalization and group life insurance coverage in which he was participating on the date of the termination of his employment until the earlier of: (1) the end of the 12-month period following his termination of employment; and (2) the date, or dates, he receives substantially similar coverage and benefits under the plans and programs of a subsequent employer; and

                  (iii) reimbursement for outplacement counseling in accordance with the Company's established policies.

         Executive must reasonably give thirty (30) days prior written notice of his intent to terminate employment for Good Reason which notice sets forth in detail the event or circumstances believed to constitute Good Reason. Upon receipt of such notice, the Company shall have twenty (20) days to cure its conduct, to the extent such cure is possible.

         For purposes of this Agreement, "Good Reason" shall mean any of the following:

                  (i) a reduction in the amount of the Executive's then current Base Salary (other than as part of a reduction affecting all of the 5 most senior management employees of the Company and its subsidiaries); or

                  (ii) any material diminution in the employee's duties or responsibilities,

                  (iii) any material breach by the Company of any provision of this Agreement.

         (c) Termination Without Good Reason. In the event of a termination of employment by the Executive without Good Reason (other than a termination due to death, Retirement or Disability), the Executive shall have the same entitlements as provided in paragraph (a) of this Section for termination for Cause.

         Section 6. Mitigation.

         The Executive shall not be required to mitigate the amount of any payments or benefits provided for in Section 5(c) hereof by seeking other employment or otherwise and no amounts earned by the Executive shall be used to reduce or offset the amounts payable hereunder, except as otherwise provided in
Section 5(c).



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         Section 7. Agreement Not to Compete.

         (a) The Executive hereby covenants and agrees that at no time during the period of his employment nor for a period of one year following the termination thereof for any reason will he for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in provide consulting services to, be employed by, or own, manage, operate or control any business which is in competition with a business engaged in by the Company or any of its subsidiaries or affiliates in any state of the United States or in any foreign country in which any of them are engaged in business at the time of such termination of employment for as long as they carry on a business therein. Notwithstanding the preceding sentence, the Executive shall not be prohibited from owning less than five (5%) percent of any publicly traded corporation, whether or not such corporation is in competition with the Company.

         (b) The Executive hereby covenants and agrees that, at all times during the period of his employment and for a period of one year immediately following the termination thereof for any reason, the Executive shall not employ or seek to employ any person employed at that time by the Company or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment.

         (c) It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised any such court or arbitration tribunal of competent jurisdiction only to the extent necessary to make it enforceable.

         Section 8. Confidential Information.

         The Executive agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company, its subsidiaries and affiliates learned by him from the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. The Executive agrees to give the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Company to limit the extent of such disclosure. Upon request by the Company, the Executive agrees to deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company's or any subsidiary's or affiliate's business and all property of the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

         Section 9. Remedy.

         Should the Executive engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 7 or 8 hereof, it is agreed that the Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Executive and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to the Company shall not be deemed to limit or prevent the exercise by the Company of any or all further rights and remedies which may be available to the Company hereunder or at law or in equity.



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         Section 10. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company except that the Company shall be required to assign this Agreement to any successor (whether by purchase or otherwise) to all or substantially all of the assets or businesses of the Company, unless otherwise requested by the Executive.

         Section 11. Representations.

         The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any material agreement to which it is a party or by which it is bound. The Executive represents that he is not a party or bound by any agreement that would be violated by the performance of his obligations under this Agreement.

         Section 12. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law.

         Section 13. Entire Agreement.

         This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements as to employment of the Executive by the Company. This Agreement cannot be amended, changed, modified or terminated without the written consent of the parties hereto.

         Section 14. Waiver of Breach.

         The waiver by either party of a breach of any term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         Section 15. Survivorship.

         The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         Section 16. Notices.

         Any notice, report, request or other communication given under this Agreement shall be written and shall be effective upon delivery personally or when sent by certified or registered mail, postage prepaid, return receipt requested.

         Unless otherwise notified by any of the parties, notices shall be sent to the parties as follows:

               To the Company:

               ClinTrials Research Inc.
               20 Burton Hills Road
               Suite 500
               Nashville, Tennessee 37215

               With a copy to:

               Mark Manner
               Harwell Howard Hyne Gabbert & Manner, P.C.
               1800 First American Center
               Nashville, Tennessee 37238



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               To the Executive:

               S. Colin Neill
               ClinTrials Research North Carolina, Inc.
               Headquarters Park
               P.  O.  Box 13991
               Research Triangle Park, NC 27709

               With a copy to:

               Adam D. Eilenberg
               Ehrenreich, Eilenberg, Krause & Zivian, LLP
               11 East 44th Street
               New York, NY  10017

         Section 17. Arbitration.

         Any dispute among the parties hereto shall be settled by final and binding arbitration in Nashville, Tennessee, in accordance with the then effective rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         Section 18. Relocation and Temporary Housing Expenses.

         (a) Relocation. The expense of moving Executives household goods will be paid directly by Company provided such expense does not to exceed $_____. Executive shall submit to Company for its approval three (3) bids prior to contracting with any moving/ relocation company. Additionally, Executive is entitled to a $_____ lump-sum payment (net of applicable withholdings under federal and state laws) to cover other relocation expenses. Such lump-sum payment is fully taxable and will be paid to Executive during his first pay period. Executive will be fully reimbursed upon submission of paid receipts for
(i) the expenses of up to three (3) relocation trips to North Carolina in search of a residence; and (ii) a one-time travel expense (including lodging and meals) arising out of his move from his current residence to North Carolina. Such expense reimbursements will be grossed-up for tax purposes.

         (b) Temporary Housing Expenses. Company will pay for the rental of a one-bedroom apartment, not to exceed $______ per month, for six months or until Executive relocates (whichever comes first). All other expenses associated with the apartment or other living accommodations will be Executives sole responsibility.

         Section 19. Severability.

         If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         Section 20. Headings.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         Section 21. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     CLINTRIALS RESEARCH INC.

                                     By:
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------
                                     S. COLIN NEILL


                                     -------------------------------------------
                                     S. COLIN NEILL